FIRST AMENDMENT
TO
POOLING AND SERVICING AGREEMENT

This First Amendment to Pooling and Servicing Agreement, dated as of July 5, 2002 (this "Amendment"), is among Prime II Receivables Corporation (the "Transferor"), FDS Bank, successor in interest to FDS National Bank, as servicer (the "Servicer"), and JPMorgan Chase Bank, successor in interest to The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Pooling and Servicing Agreement (as defined below).

Preliminary Statements:

1. The Transferor, the Servicer and the Trustee are parties to that certain Pooling and Servicing Agreement, dated as of January 22, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement").

2. The Transferor, the Servicer and the Trustee desire to amend the Pooling and Servicing Agreement to reflect more accurately the calculation of finance charges thereunder.

3. Section 13.1 of the Pooling and Servicing Agreement permits the amendment of the Pooling and Servicing Agreement with the consent of the requisite percentage of the Holders of Investor Certificates.

Agreement:

The Transferor, the Servicer and the Trustee agree to the following terms and conditions:

  Amendment. On the date of this Amendment, the Pooling and Servicing Agreement is amended as follows:
    The definition of "Default Amount" set forth in Section 1.1 of the Pooling and Servicing Agreement is deleted in its entirety and replaced with the following:

  "Default Amount" shall mean, on any Business Day, (x) the aggregate Outstanding Balance of Receivables in Accounts that became Defaulted Accounts on such Business Day that do not constitute finance charges, late fees, or any other fee or charge minus (y) the portion of the Ineligible Default Amount that does not constitute finance charges, late fees, or any other fee or late charge.

  Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the Transferor, the Servicer, the Trustee, and Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Invested Amount of Series 1997-1.
  Continuing Agreement. The Pooling and Servicing Agreement, as amended by this Amendment, continues in full force and effect among the Transferor, the Servicer and the Trustee.
  Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to an original and all of which when taken together shall constitute but one and the same instrument.
  Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to any otherwise applicable principles of conflicts of law.
  Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[The remainder of this page is intentionally left blank.]

Delivered as of the day and the year first above written.

PRIME II RECEIVABLES CORPORATION, as Transferor By: /s/ Susan P. Storer Title: President
FDS BANK, as Servicer By: /s/ Susan R. Robinson Title: Treasurer
JPMORGAN CHASE BANK, as Trustee By: /s/ Craig M. Kantor Title: Vice President

CREDIT SUISSE FIRST BOSTON,
NEW YORK BRANCH, as Agent

By: /s/ Alberto Zonca
Title: Vice President

By: /s/ Mark Golombeck
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Agent

By: /s/ John Smathers
Title: Vice President